Swarmer Reports Second Quarter 2026 Financial Results and Provides Business Update

AUSTIN, Texas (August 13, 2026) — Swarmer, Inc (“Swarmer” or the “Company”) (Nasdaq: SWMR), a drone autonomy software company which has supported more than 100,000 real-world combat missions in Ukraine since April 2024, today announced financial results for the quarter ended June 30, 2026 (“Q2 2026”), and discussed recent business developments.

Management Commentary

Swarmer President & U.S. CEO Alex Fink stated: “The second quarter of 2026 marked our first full quarter as a public company and a period of meaningful progress across the business. We successfully added several new customers and advanced deployments across multiple unmanned platforms while continuing to invest in the team and technology needed to support future growth.

“These developments reinforce our belief that Swarmer is well positioned to capitalize on a rapidly expanding market as demand for autonomous and collaborative unmanned systems continues to accelerate. We believe the expansion of the SkyKnight program validates both our technology and business model. As we connect with larger manufacturers and deployment volumes continue to grow across the industry, we see a significant opportunity to expand adoption of our software with additional platforms.

“Looking ahead, we remain focused on expanding adoption across a wider range of unmanned systems, deepening our integration with manufacturers, and supporting programs as they transition from evaluation into scaled deployment. We will also continue to evaluate strategic opportunities that align with our long-term growth objectives and enhance our capabilities. As these initiatives mature, we believe Swarmer can become a foundational software layer for autonomous and collaborative systems across multiple domains, supporting long-term growth and value creation.”

Second Quarter 2026 and Recent Operational Highlights

•
Expanded the SkyKnight software licensing program, increasing the total contracted license value from $2.9 million to $3.9 million. Existing customer upgrade options, if fully exercised, would bring the maximum arrangement value to approximately $14.2 million.
•
Partnered with Oak Grove Technologies to integrate Swarmer’s autonomy software into the Chimera UAV platform, advancing autonomous swarming capabilities for U.S. Special Operations and defense missions.
•
Signed an MOU with Powerus to explore the integration of Swarmer's autonomy and swarming software across air and maritime autonomous systems.
•
Collaborated with Lantronix to develop a custom NDAA-compliant compute platform for Group 1 unmanned aerial systems, increasing onboard processing power by more than 400%.
•
Partnered with Brightline Interactive to integrate Swarmer's autonomy software with Brightline’s platform and expand access to operational data for AI model training.
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Established a strategic data partnership with Molfar Intelligence to integrate verified battlefield intelligence datasets into Swarmer's AI training pipeline.
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Collaborated with Tekmara and Florida International University to evaluate autonomous drone swarms for environmental monitoring and coastal restoration applications.

Second Quarter 2026 Financial Results

Results compare Q2 2026 to the 2025 second quarter ended June 30, 2025 (“Q2 2025”), unless otherwise indicated.

•
Revenue for Q2 2026 was $216,413, compared to $138,206 in Q2 2025. The Company invoiced $1.5 million under the SkyKnight program during the quarter, of which $1.4 million has been collected; $0.2 million was recognized as revenue, $0.1 million was recorded as deferred revenue, and the remainder was recorded as an advance on the balance sheet.
•
Gross margin for Q2 2026 was $183,597 compared to $82,030 in Q2 2025, driven primarily by license revenue recognized under the SkyKnight program.
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Operating expenses for Q2 2026 were $7.5 million compared to $854,847 in Q2 2025. The increase primarily reflects investments in personnel, engineering, product development and platform integration capabilities, as well as higher consulting, legal and professional services expenses associated with operating as a public company. Q2 2026 operating expenses also included approximately $1.2 million of non-cash stock-based compensation expense and certain one-time equipment purchases that are not expected to recur on a regular basis.
•
Net loss for Q2 2026 was $(7.3) million compared to $(1.6) million in Q2 2025, primarily reflecting higher operating expenses.
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Cash and cash equivalents at June 30, 2026 totaled $25.3 million compared to $9.3 million at December 31, 2025. The increase primarily reflects proceeds of approximately $16.0 million from the IPO, net of underwriting costs, $8.8 million raised through the Company's equity line of credit and $3.5 million from the sale of Series A-1 convertible preferred stock. Cash usage in Q2 2026 included a one-time $2.2 million contractual prepayment under the SkyKnight program; excluding this payment, underlying cash burn was generally consistent with prior quarters. Subsequent to quarter end through August 10, 2026, the Company collected an additional $17.9 million from sales of common shares under its equity line of credit, including the $4.6 million receivable outstanding at June 30, 2026.

Conference Call

The Company’s management will host a conference call today, August 13, 2026, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Registration Link: https://swarmer-2q2026.open-exchange.net/

Please connect 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860. The conference call will also be available for replay here.

About Swarmer

Swarmer™ is a defense technology company that specializes in vendor-agnostic software which allows one operator to intuitively control hundreds of autonomous platforms in real time. Swarmer’s primary mission areas include autonomous swarm coordination, integration of multi-domain unmanned systems and AI-powered autonomy software for distributed operations. Swarmer is not a drone manufacturer and does not depend on any single platform, supplier or hardware lifecycle. Instead, Swarmer operates at the intelligence layer, developing autonomy, coordination and decision-making software that enables large numbers of low-cost unmanned systems to operate collectively as one coherent, resilient force. Swarmer’s technology has been rigorously validated in real-world kinetic environments and was first deployed in combat operations in Ukraine in April 2024. Since then, it has completed more than 100,000 combat missions, generating terabytes of proprietary data that informs its machine-learning models and enables the replication of advanced pilot performance at scale. Swarmer’s routine use in combat missions generates continuous streams of telemetry, sensor data and operational feedback which are then used to refine performance, increase resilience and accelerate learning. Swarmer has headquarters in Austin, Texas, and maintains operations and teams in Ukraine, Poland and Estonia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements about Swarmer’s strategy, market opportunity, customer engagement, product development, technology integrations, expansion into new markets, future revenue opportunities, expected customer mix, potential deployments, and the anticipated benefits of the Company’s relationships, memoranda of understanding, partnerships, and other commercial initiatives; the Company's plans to expand adoption of its autonomy software across additional unmanned platforms and domains; the expected benefits of partnerships and collaborations with Oak Grove Technologies, Powerus, Lantronix, Brightline Interactive, Molfar Intelligence, Tekmara, and Florida International University; the Company's strategy to evaluate and pursue additional strategic opportunities; planned investment in engineering, product development, and platform integration capabilities; and the Company's ability to become a foundational software layer for autonomous and collaborative systems.

Forward-looking statements are based on current expectations, estimates, forecasts, and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others: the Company’s limited operating history as a public company; its history of losses and limited current revenue; customer concentration and the timing, non-renewal, or loss of customer engagements; the Company’s ability to convert pilot programs, memoranda of understanding, and development-stage relationships into binding commercial contracts or revenue; defense procurement cycles and government budget priorities; geopolitical conditions affecting operations, customers, suppliers, and deployments in Ukraine and other regions; export control, sanctions, defense trade, procurement, and other regulatory requirements; competition in the defense technology and autonomous systems markets; the Company’s ability to develop, validate, scale, and integrate its software across third-party unmanned platforms; risks associated with artificial intelligence, machine learning, data availability, data quality, cybersecurity, and operational performance in real-world environments; reliance on key personnel and technical talent; supply chain and manufacturing constraints affecting the Company’s customers or partners; and the other risks described in the Company’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law. Additional risks and uncertainties are described in Swarmer’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in Swarmer’s most recent registration statement, most recent Quarterly Report on Form 10-Q and other filings filed with or furnished to the SEC.

Investor Relations Contact: SWMR@gateway-grp.com

Media Relations Contact: media@swarmer.tech

SWARMER, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$25,289,260	$9,283,566
Accounts receivable	95,580	—
Receivable from sale of common stock	4,625,269	—
UAV deployment program advance payment	1,845,000	—
Prepaid expenses and other current assets	1,137,379	115,473
Total current assets	32,992,488	9,399,039
Property and equipment, net	470,586	227,908
Operating lease right-of-use asset	99,610	131,184
Intangible assets	97,668	—
Deferred offering costs	—	471,719
Other assets	275,333	106,830
Total assets	$33,935,685	$10,336,680
Liabilities, convertible preferred stock and shareholders' equity (deficit)
Current liabilities:
Accounts payable	$204,803	$223,236
Accrued expenses and other current liabilities	1,329,493	680,782
Grant advance	178,381	189,200
Deferred revenue	107,121	23,272
Operating lease liability - current	73,453	70,703
Advances received under combined arrangement	793,092	—
Total current liabilities	2,686,343	1,187,193
Operating lease liability - non-current	38,757	76,273
Total liabilities	2,725,100	1,263,466
Convertible preferred stock, par value $0.00001 per share:
Series A preferred stock: no shares authorized, issued or outstanding as of June 30, 2026; 4,358,597 shares authorized and 3,661,083 shares issued and outstanding as of December 31, 2025	—	19,013,673
Commitments and contingencies
Shareholders' equity (deficit)
Preferred stock, $0.00001 par value; 10,000,000 shares authorized and no shares issued and outstanding as of June 30, 2026; no shares authorized, issued or outstanding as of December 31, 2025	—	—
Common stock, $0.00001 par value; 200,000,000 and 25,000,000 shares authorized as of June 30, 2026 and December 31, 2025, respectively; 11,608,117 and 1,410,975 shares issued as of June 30, 2026 and December 31, 2025, respectively; and 11,284,769 and 911,255 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	113	10
Additional paid-in capital	53,397,926	663,514
Accumulated other comprehensive income (loss)	195,502	(4,900)
Accumulated deficit	(22,382,956)	(10,599,083)
Total shareholders' equity (deficit)	31,210,585	(9,940,459)
Total liabilities, convertible preferred stock and shareholders' equity (deficit)	$33,935,685	$10,336,680

SWARMER, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenue	$216,413	$138,206	$236,738	$248,910
Cost of revenue	32,816	56,176	72,740	101,718
Gross margin	183,597	82,030	163,998	147,192
Operating expenses:
Selling, general and administrative	5,657,638	277,591	8,662,517	532,872
Research and development	1,805,532	577,256	3,291,614	1,099,454
Total operating expenses	7,463,170	854,847	11,954,131	1,632,326
Loss from operations	(7,279,573)	(772,817)	(11,790,133)	(1,485,134)
Other income (expense):
Change in fair value of Simple Agreement for Future Equity ("SAFE") liability	—	(869,000)	—	(869,000)
Change in fair value of Equity Line of Credit ("ELOC") derivative	(251,455)	—	(251,455)	—
Other income	205,990	14,635	257,715	32,975
Loss before income taxes	(7,325,038)	(1,627,182)	(11,783,873)	(2,321,159)
Income tax expense	—	—	—	—
Net loss	$(7,325,038)	$(1,627,182)	$(11,783,873)	$(2,321,159)
Net loss per share of common stock, basic and diluted	$(0.45)	$(0.51)	$(1.03)	$(0.78)
Weighted-average shares of common stock outstanding, basic and diluted	16,333,844	3,211,540	11,414,411	2,970,764
Comprehensive loss:
Foreign currency translation adjustments	223,943	14,478	200,402	14,744
Total comprehensive loss	$(7,101,095)	$(1,612,704)	$(11,583,471)	$(2,306,415)

SWARMER, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
Operating activities:	2026	2025
Net loss	$(11,783,873)	$(2,321,159)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	96,344	—
Amortization of ROU asset	31,574	—
Change in fair value of ELOC derivative	251,455	—
Change in fair value of SAFE liability	—	869,000
Share-based compensation expense	1,459,980	28,488
Changes in operating assets and liabilities:
Accounts receivable	(95,580)	—
Unbilled revenue	—	3,193
UAV deployment program advance payment	(1,845,000)	—
Prepaid expenses and other current assets	(557,503)	(9,147)
Other assets	(168,979)	(2,070)
Accounts payable	(18,019)	(421)
Accrued expenses and other liabilities	649,219	(3,237)
Deferred revenue	84,626	3,853
Advances received under combined arrangement	793,092	—
Operating lease liability	(34,766)	—
Net cash used in operating activities	(11,137,430)	(1,431,500)
Investing activities:
Purchase of property and equipment	(347,997)	—
Purchase of intangible assets	(97,668)	—
Cash used in investing activities	(445,665)	—
Financing activities:
Proceeds from initial public offering, net of underwriting discounts	16,015,000	—
Proceeds from ELOC	8,826,408	—
Proceeds from sale of Series A-1 convertible preferred stock	3,472,095	—
Payment of financing costs	(926,264)	—
Cash provided by financing activities	27,387,239	—
Effect of exchange rates on cash and cash equivalents	201,550	14,261
Net increase (decrease) in cash and cash equivalents	16,005,694	(1,417,239)
Cash and cash equivalents at the beginning of the period	9,283,566	2,081,086
Cash and cash equivalents at the end of the period	$25,289,260	$663,847
Supplemental non-cash investing and financing activities:
Conversion of Series A Preferred Stock into Common Stock	$22,485,768	$—
Common stock issued under ELOC in exchange for receivable from sale of common stock	$4,625,269	$—
Derivative asset recognized for draw priced but unsettled under the ELOC	$74,970	$—